SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                            _________________________



                                   FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934

                  Date of Report (Date of earliest event reported):

                                 August 5, 1997



                              VASTAR RESOURCES, INC.
                (Exact name of registrant as specified in charter)


Delaware                            1-13108                   95-4446177
(State or other                  (Commission                 (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)


                      15375 Memorial Drive, Houston, Texas 77079
                  (Address of principal executive offices) (Zip Code)


      Registrant's telephone number, including area code:   (281) 584-6155

Item 5.   Other Events

On August 5, 1997, the Company issued the following press release:


                                   August 5, 1997


FOR IMMEDIATE RELEASE

VASTAR AND SOUTHERN
TO CREATE LEADING
ENERGY SERVICES COMPANY

Houston, TX -- Vastar Resources, Inc. (NYSE: VRI) and Southern Company announced today that they will combine their natural gas and power trading and marketing operations to create a new full service energy provider.
     The new company, Southern Company Energy Marketing, L.P. will be one of only a handful of energy service companies in the U.S. that is a top-10 marketer of both natural gas and electric power based on first quarter 1997 volumes.
     The venture -- which is expected to begin gas marketing September 1, 1997, and power marketing upon receipt of regulatory approvals -- will be jointly owned and managed by Vastar and SEI Holdings, Inc. (SEI), a unit of Southern Company. SEI will commit its Atlanta-based energy marketing and trading operations -- Southern Energy Trading and Marketing -- to the venture; Vastar will contribute substantially all of the operations of its Vastar Gas Marketing, Inc. and Vastar Power Marketing, Inc. subsidiaries. The venture is subject to execution of final agreements between the two companies.
      Southern Company Energy Marketing expects to provide energy trading, marketing and financial services and other energy-related commodities, products and services to wholesale and retail customers in North America. These customers will include other energy marketers, local gas distribution companies, municipal and cooperative utilities, and large industrial and commercial customers.

       As the gas and electricity markets continue to converge in North America, Southern Company Energy Marketing intends to be a total energy supplier, with customized solutions for each customer's unique energy needs For example, Southern Company Energy Marketing intends to provide competitively-priced energy commodities to a customer, while also offering value-added products such as energy and risk management services.
     "This is an opportunity for both Southern Company and Vastar to improve their positions in the energy trading and marketing business," said A. W. Dahlberg, chairman, president and chief executive officer of Southern Company. "Southern Company Energy Marketing will be a nationwide energy services company, a major player in both the natural gas and electricity markets. This venture is consistent with Southern Company's plan to be one of the top five energy marketers by the turn of the century."
      "Vastar Resources is excited about the potential created by a new entity of this magnitude," said W. A. "Andy" Lang, Vastar Resources' senior vice president of Marketing. "Vastar's growing gas volumes and well-established marketing presence, coupled with SEI's power marketing expertise, will allow Southern Company Energy Marketing to offer all customers a level of service and array of products that will position this new company as a leading energy marketer. We are pleased to be associated with the Southern Company which is known as one of the most progressive utilities in North America."
      Current plans call for the natural gas trading and marketing operations to be located in Houston, while the electricity trading and marketing and corporate headquarters will be in Atlanta.
     Under terms of the proposed agreement, SEI will pay Vastar an initial cash payment of $40 million and have an initial 60 percent stake in Southern Company Energy Marketing, with the ability to increase ownership over a five-year period. The arrangement will provide Vastar a minimum estimated present value of $280 million with an opportunity for substantial upside for both parent companies.

     In connection with the venture, Vastar expects to enter into a long-term natural gas purchase and sale agreement with Southern Company Energy Marketing. Under terms of the proposed agreement, Vastar will commit to sell substantially all of its gas production at market-based prices, providing the venture a base load of committed gas supply to support its marketing activities.
     Marce Fuller, senior vice president for SEI's North American operations, will serve as chief executive officer of Southern Company Energy Marketing. Day-to-day operations will be handled by managing directors Lang -- currently president and CEO of Vastar Gas Marketing and Vastar Power Marketing -- and Joe Pokalsky, currently a senior vice president with Southern Energy Trading and Marketing.
     Vastar Resources, Inc., headquartered in Houston, Texas, is one of the nation's leading independent exploration, production and marketing companies. Vastar common stock is traded on the New York Stock Exchange; Atlantic Richfield Company holds approximately 82 percent of the common stock.
Vastar's operations are concentrated in four premier producing regions of the United States -- the Gulf of Mexico, Gulf Coast, San Juan Basin and Mid-Continent -- and its market presence extends nationwide. At year-end 1996, Vastar held more than 2.9 trillion cubic feet equivalent of proved reserves. Vastar Gas Marketing, Inc. was established in 1988 to begin direct sales of natural gas as the industry began its restructuring. Today it is a leading natural gas supplier providing a full range of financial and physical products to consumers in the wholesale market. Vastar entered power marketing in 1996 with the formation of Vastar Power Marketing, Inc.
     Southern Company (NYSE: SO), the largest producer of electricity in the United States, is the parent firm of Alabama Power, Georgia Power, Gulf Power, Mississippi Power and Savannah Electric. Based in Atlanta, Southern Company supplies electricity in eight countries on four continents and provides energy-related marketing, trading and technical services and wireless
                                - 3 -
telecommunications. Southern Company's common stock is one of the 20 most widely held corporate stocks in America.


Contacts:  Lisa Marshall, (281) 584-3448 (media)
           Ellen DeSanctis, (281) 581-3477 (financial)


Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements that involve certain assumptions, risks and uncertainties. Actual results could differ materially based upon numerous factors, including the volatility and level of energy commodity prices, regulation, competition and other assumptions, risks and uncertainties detailed from time to time in Vastar Resources, Inc.'s reports filed with the Securities and Exchange Commission, including but not limited to Vastar Resources, Inc.'s Report on Form 10-K for the year ended December 31, 1996.
                               - 4 -

                            SIGNATURE



          Pursuant to the requirements of the Securities Exchange Act of 1934, Vastar Resources, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                    VASTAR RESOURCES, INC.
                                                          (Registrant)



Dated:    August 6, 1997

                                                     /s/  Joseph P. McCoy
                                                -----------------------------
                                                          (signature)
                                                         Joseph P. McCoy
                                                Vice President and Controller
                                                (Duly Authorized Officer and
                                                Principal Accounting Officer)